Board of Directors
Micron Enviro Systems, Inc.
Vancouver, B.C.


                          INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statements 333-73250, 333-73226, 333-73224, 333-102917 and 333-102918 of Micron Enviro
Systems, Inc. on Forms S-8 of our report dated March 18, 2003, relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2002, which report appears in this annual report on Form 10-KSB of Micron Enviro Systems, Inc.




Williams & Webster, P.S.
Spokane, Washington
April 10, 2003